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                                                                Exhibit 10.1

                                   AGREEMENT
                                 BY AND BETWEEN
                           BEACON HEALTH PLANS, INC.
                                      AND
             COMPLETE WELLNESS INDEPENDENT PHYSICIAN ASSOCIATION OF
                                 FLORIDA, INC.

1.1 This AGREEMENT effective as of the 1st day of March, 1998 ("Effective Date") by and between Beacon Health Plans, Inc. (HMO), and Complete Wellness Independent Physician Association of Florida, Inc.
         (IPA).

                                    RECITALS

WHEREAS, HMO is a health maintenance organization duly licensed by the State of Florida to offer commercial health insurance products, and may contract with the Agency for Healthcare Administration (AHCA) and/or HCFA, as those terms are defined below, to provide certain health care services and benefits under Title XVIII and XIX of the Social Security Act, as amended, hereinafter commonly referred to as Medicare or Medicaid.

WHEREAS, HMO desires to utilize IPA to obtain Covered Services for Members covered under its Medicare, Medicaid, and/or Commercial Health Plan Products, as defined below, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS


The following terms, as used in this Agreement, shall have the meanings specified below unless defined otherwise elsewhere in this Agreement.

1.2      AGENCY means the State of Florida Agency for Health Care
         Administration.

1.3 COPAYMENT means any amount, excluding the deductible, required to be paid by a Member for Covered Services. There are no copayments for Medicaid and Medicare Members.
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1.4      COVERED SERVICES means those Medically Necessary health care services that members are entitled to receive under Medicare, Medicaid, and/or applicable HMO plan products; as more specifically set forth in this Agreement. IPA shall use its best efforts to notify the member in writing prior to rendering non-covered services and the cost of such service(s).

1.5 DEDUCTIBLE means the amount of expenses, if any, a Member must incur during a defined period of time before the HMO Plan Product provides payment for Covered Services rendered to a Member.


1.6      DEPARTMENT means the State of Florida Department of Insurance.

1.7 HCFA shall mean the Federal Department of Health and Human Services, Healthcare Financing Administration.

1.8 EMERGENCY MEDICAL CONDITION means a medical condition manifesting itself by acute symptoms of sufficient severity, which may include severe pain or other acute symptoms, such that the absence of immediate medical attention could reasonably be expected to result in any of the following: (1) serious jeopardy to the health of a Member, including a pregnant woman or a fetus (2) serious impairment to bodily functions (3) serious dysfunction of any bodily organ or part (4) with respect to a pregnant woman: (a) that there is inadequate time to effect safe transfer to another hospital prior to delivery
(b) that a transfer may pose a threat to the health and safety of the Member or fetus c) that there is evidence of the onset and persistence of uterine contractions or rupture of the membranes.

Emergency Services and Care: means medical screening, examination and evaluation by a physician, or to the extent permitted by applicable laws, by other appropriate personnel under the supervision of a physician, to determine whether an emergency medical condition exists and, if it does, the care, treatment or surgery for a covered service by a physician which is necessary to relieve or eliminate the emergency medical condition, within the service capability of a hospital.

Emergency medical care, as required by this agreement, shall be available on a 24 hour a day, 7 day a week basis.


1.9 URGENT CARE means those problems which, though not life threatening, could result in serious injury or disability unless medical attention is received (e.g. high fever, animal bites, fractures, severe pain) or substantially restrict a member's activity (e.g. infectious illness, flu, respiratory ailments, etc.). The Provider shall make available and accessible a facility, service location and personnel sufficient to provide the covered services.
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1.10     ACCESSIBILITY Emergency medical care, as required by this Agreement shall be available on a twenty four (24) hour, seven (7) day a week basis.

1.11     HRS means the State of Florida Department of Health and
   Rehabilitative Services.

1.12 HMO PLAN PRODUCT(s) means the commercial health benefit plans offered by HMO that utilize IPA providers with agreements with HMO, to render covered services to Members under the terms and conditions of this Agreement.

1.13     IPA means Complete Wellness Independent Physician Association of
   Florida Inc.

1.14 MEDICAID AGENCY CONTRACT means the contract, if any, between HMO and the Agency, pursuant to 409.912, Florida Statutes and RFP MHC96-001, as amended, under which HMO may be obligated to provide certain health care benefits to eligible Medicaid recipients.

1.15 MEDICAID HEALTH PLAN PRODUCT means the health benefit plan offered by HMO, if any, which utilizes IPA to render covered services to Members eligible for participation and enrolled in the Medicaid program, under the terms and conditions of this Agreement.

1.16 MEDICALLY NECESSARY means that the medical condition or allied care, goods or services furnished or ordered (a) must meet the following conditions 1: Be necessary to protect life, to prevent significant illness or significant disability, or to alleviate severe pain, 2: Be individualized, specific and consistent with symptoms or confirmed diagnosis of the illness or injury under treatment, and not in excess of the patient's needs, 3: Be consistent generally accepted professional medical standards as determined by the Medicaid program, not experimental or investigational, 4: Be reflective of the level of service that can be safely furnished, and for which no equally effective and more conservative or less costly treatment is available statewide, and 5: Be furnished in a manner not primarily intended for the convenience of the recipient, the recipient's caretaker or the provider. (b) Medically necessary or medical necessity for inpatient hospital services requires that those services furnished in a hospital on an inpatient basis could not, consistent with the provisions of appropriate medical care, be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different scope. (c) The fact that a provider has prescribed, recommended, or approved medical or allied care, goods or services does not, in itself, make such care, goods or services medically necessary or a covered service.

1.17     MEMBER means a person eligible and enrolled with HMO to receive covered services and who has selected or been assigned to a Primary Care
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   Physician.  Members may include person eligible and enrolled for Medicare and
   Medicaid benefits.

1.18 IPA MEMBER means a person eligible and enrolled with HMO to receive Covered Services, and who has selected or been assigned to an IPA Primary Care Physician.

1.19 IPA means (Legal entity) Complete Wellness Independent Physician Association of Florida, Inc.

1.20 IPA ANCILLARY PROVIDER means a provider of ancillary health care services who or which have contracted with IPA, directly or indirectly, as an independent contractor and listed in Schedule 1.14, as the same may be amended or updated from time to time. Any facility or provider owned, operated or managed by IPA and duly licensed under Florida law, if applicable, that is eligible for participation under the programs established by Titles XVIII and XIX of the Social Security Act shall automatically be deemed added to Schedule 1.14 upon notice and acceptance by HMO; provided the additional facilities or providers meet the applicable credentialing criteria, pursuant to Section 3.3.

1.21 IPA HOSPITAL means hospitals and any other facilities licensed under Florida law as a general acute care or specialty hospital and eligible for participation under the programs established by Titles XVIII and XIX of the Social Security Act, and which has contracted to provide Covered Services and is listed in Schedule 1.12, as the same may be amended or updated from time to time. Any facility owned, operated or managed by IPA and licensed under Florida law as a general acute care or specialty hospital and eligible for participation under the programs established by Titles XVIII and XIX of the Social Security Act shall be deemed added to schedule 1.12 upon notice and acceptance by HMO; provided the additional facilities meet the applicable credentialing criteria in accordance with Article 3.3.

1.22 IPA PHYSICIAN means a doctor of medicine, doctor of osteopathy, doctor of podiatry, doctor of chiropractic or doctor of dentistry who is affiliated with an IPA, as defined herein, or a doctor of medicine, doctor of osteopathy, doctor of podiatry, doctor of chiropractic or doctor of dentistry who is employed by IPA or any of its affiliates, and who is not performing medical services through an IPA, and listed on Schedule 1.13, as the same may be amended or updated from time to time, and who has not exercised any election, in accordance with his or her respective IPA, not to participate under this Agreement.


1.23 MEDICARE HEALTH PLAN PRODUCT means the health benefit plan offered by HMO, if any, which utilizes IPA to render covered services eligible for
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   participation and enrolled in the Medicare program, under the terms and conditions of this Agreement.

1.24 MEDICARE CONTRACT means the contract between the HMO and the United States Government, Department of Health and Human Services, Health Care Financing Administration pursuant to Section 1876 of the Social Security Act, as amended, under which HMO is obligated to provide certain health care benefits and services to eligible Medicare recipients.

1.25 IPA PRIMARY CARE PHYSICIANS means an IPA Physician who is practicing as a Primary Care Physician, as that term is defined herein, and who furnishes such services to a Member.

1.26 IPA PROVIDER(s) means the IPA Hospitals, IPA Physicians and IPA Ancillary Providers either individually or collectively as the context so requires.

1.27 PARTICIPATING PROVIDER means any provider of health care goods and services licensed and authorized under Florida Law to render such health care goods and services that have contracted with HMO to provide to Members the health care goods and services for which they are licensed.

1.28 PAYOR means the United States Government, Department of Health and Human Services, Health Care Financing Administration and/or the State of Florida, or HMO, as the context so requires.

1.29 PRIMARY CARE OR PRIMARY CARE SERVICES means comprehensive, coordinated and readily accessible medical care, including health promotion and maintenance, treatment of illness and injury, early detection of disease and referral to Specialist Physicians when appropriate.

1.30 PRIMARY CARE PHYSICIAN means the physician who the Member has chosen to provide primary medial services, and who is responsible for coordinating the total medical care of the Member. The Primary Care Physician will refer Members only to Participating Specialists and hospitals, when medically necessary. The Primary Care Physician shall make referrals to non-participating specialists and hospitals, subject to HMO referral procedures pursuant to F.S. 409.9128, when a particular type of specialty care needed is not available through an HMO participating provider. The Primary Care Physician shall be available twenty-four hours a day seven days a week in case of an emergency.

1.31 PROVIDER HANDBOOK means the rules, policies, and procedures of HMO regarding, among other matters, utilization review, quality assurance,
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   grievance procedures, pre-authorization and referral requirements and credentialing and recredentialing standards and policies. HMO shall give IPA 30-calendar day's prior written notice of any revisions or modifications to the Provider Handbook, which materially change the obligations of the parties or an IPA Provider. If IPA does not provide notice objecting within the 30 days, the modifications shall be deemed approved, unless such revisions or modifications are required for compliance with law in which case they shall become effective immediately.

1.32 SERVICE AREA: SERVICE Area will include the entire State of Florida where Health Plan is licensed to operate.

1.33 SPECIALIST PHYSICIAN means an IPA Physician who is not a Primary Care Physician.

1.32 Net PREMIUM is equal to the gross premium less any benefit withhold and commissions.

                                   ARTICLE 2
                          RELATIONSHIP OF THE PARTIES


2.1 INDEPENDENT PARTIES HMO, IPA Physicians, IPA Hospitals, and IPA Ancillary Providers are independent contractors. Expressly as set forth in this Agreement, nothing herein shall be construed or deemed to create between them any relationship of employer and employee, principal and agent, partnership, joint venture or any relationship other than that of independent parties. No parties hereto, nor the respective agents or employees of either party, shall be required to assume or bear any responsibility for the acts or omissions, or any consequences thereof of any other party, or its agents or employees under this Agreement.


                                   ARTICLE 3
                         IPA ORGANIZTION AND OPERATIONS


3.1 AUTHORITY TO ENTER AGREEMENT IPA is duly authorized and empowered to enter into and execute this Agreement, in accordance with certain IPA agreements with IPA Providers, for the purpose of binding the IPA Providers with respect to their participation in Medicare, Medicaid and/or HMO Health Plan Products as set forth in this Agreement.

3.2 ADEQUACY OF AND ACCESSIBILITY TO IPA IPA shall consist of a sufficient number of IPA Physicians, IPA Hospitals, and IPA Ancillary Providers to ensure the availability and accessibility of a capable provider network of
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         sufficient size and composition to adequately serve the Member enrolled in Medicare, Medicaid and/or HMO Health Plan Products and assigned to IPA pursuant to this Agreement.


3.3 CONDITIONS OF PARTICIPATION: CREDENTIALING OF IPA PHYSICIANS, IPA HOSPITALS, AND IPA ANCILLARY PROVIDERS. Each IPA Physician, IPA Hospital, and IPA Ancillary Provider shall be credentialed by and meet all HMO credentialing criteria prior to rendering Covered Services to Members. HMO, at its sole cost and expense, shall be solely responsible for credentialing IPA Providers for participation under this Agreement, except as otherwise set forth in Section 3.3.1 below.

3.3.1 DELEGATION OF CREDENTIALS FUNCTION HMO may delegate credentialing responsibilities to IPA (Delegatee) pursuant to a written agreement, provided that Delegatee can demonstrate to the satisfaction of HMO that Delegatee's credentialing criteria, policies and procedures are in full compliance with HMO's credentialing standards and the credentialing standards and guidelines recommended by the National Committee for Quality Assurance ("NCQA"), or such other accreditation organization which has accredited HMO in accordance with Rule 59A-12.0072, Fla. Admin. Code or any successor regulation, and the requirements imposed by Florida and Federal laws and regulations governing HMOs as amended from time to time, and such delegation is not otherwise prohibited or inconsistent with state or federal laws and regulations. If HMO delegates credentialing responsibilities to Delegatee, Delegatee shall provide to HMO a copy of any proposed revision to or amendment of its credentialing criteria or procedures 60 days prior to the effective date of any such revision or amendment. Any such revision shall be subject to the HMO's approval as it relates to IPA Members under this Agreement. Furthermore, Delegatee shall permit HMO to conduct periodic audits of Delegatee's credentialing activities to ensure that the Delegatee reasonably and consistently apply its credentialing criteria in the manner reasonably required by Delegatee's credentialing procedures. Any delegation of services made hereunder shall be subject to oversight and control by HMO in accordance with applicable state and federal laws and regulations and the accreditation requirements of NCQA, or such other accreditation organization that has accredited HMO in accordance with Rule 59A-12.0072, Fla. Admin. Code or any successor regulation. HMO may elect to terminate such delegation upon sixty (60) days written notice to Delegatee if HMO determines that the Delegatee is not performing the delegated services in accordance with applicable law, regulations, accreditation standards or HMO's standards.

3.4 PROVISION OF MEDICAL SERVICES Each IPA Physician shall provide all Medically Necessary Covered services within the scope of such physician's practice. Continuous health care coverage is available to Members by IPA Physicians on a twenty-four (24) hour seven (7) days a week basis. Each IPA
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         Physician shall only be obligated to provide those services that such
         IPA Physician has been licensed and credentialed to provide. IPA Physicians shall provide Covered Services to all Members in a nondiscriminatory manner (i.e., without regard for the Member's race, ethnic or national origin, color, sex, age, sexual preference or religion) and consistent with the treatment the IPA Physician usually and customarily provides to his or her patients. During an IPA Physician's temporary absence or unavailability, such IPA Physician shall make arrangements with one or more IPA Physicians to provide coverage for Members for whose care the absent or unavailable IPA Physician is responsible.

3.4.1 LICENSURE OF IPA PHYSICIANS Each IPA Physician: (a) is licensed by the State of Florida to provide applicable Covered Services, as appropriate and within the scope of such IPA Physician's license and practice, and possesses a valid DEA certificate; (b) is eligible to participate in Medicare under Title XVIII of the Social Security Act and in Medicaid under Title XIX of the Social Security Act; (c) holds active staff privileges on the medical staff of at least one IPA Hospital; (d) shall maintain such licensure, compliance, certification and registration throughout the term of his or her participation under this Agreement; and (e) shall maintain all required professional credentials and meet all continuous education requirements necessary to retain Board certification or eligibility in the provider's area (s) of practice.

3.5 BALANCE BILLING IPA and IPA Providers agree not to bill, charge, collect a deposit from, surcharge or have any recourse against a Member or any person acting on behalf of a Member (other that HMO), except to the extent that Copayments are specified in the Medicare, Medicaid and/or HMO Health Plan Products or as permitted via coordination of benefits with other health care plans. IPA and IPA Providers agree not to maintain any action at law or in equity against a Member to collect sums that are owed by HMO to IPA or IPA Provider under the terms of this Agreement, even if HMO fails to pay, becomes insolvent or otherwise breaches the terms and conditions of this Agreement, regardless of the cause of termination. This provision shall be construed to be for the benefit of the Members. This provision supercedes any provision either oral or written now existing or hereafter entered into between IPA and/or any of the IPA providers

3.6 PROVISION OF HOSPITAL SERVICES Each IPA Hospital shall provide to Members all Medically Necessary inpatient and outpatient hospital services that are Covered Services and that the IPA Hospitals are licensed and capable of providing. IPA Hospitals shall provide such services to all Members in a non-discriminatory manner (i.e., without regard for the Member's race, ethnic or national origin, color, sex, age, sexual preference or religion) and consistent with the standards and timeliness of treatment as usually and customarily provided to all IPA Hospital patients.
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3.6.1    LICENSURE OF IPA HOSPITALS  Each IPA Hospital shall be meet all appropriate state and federal regulations for a licensed hospital in the State of Florida, be accredited by the Joint Commission on Accreditation of Health Care Organizations ("JCAHO") and be duly licensed, pursuant to applicable state law and regulation, to render the applicable Covered Services contemplated under this Agreement. Each IPA Hospital is currently certified to participate as a provider under Title XVIII of the Social Security Act (Medicare) and is certified to provide services to Title XIX (Medicaid) beneficiaries under the Medicaid program administered by the Agency and shall endeavor to maintain said certification and qualification during the term of this Agreement. Evidence of such licenses and certifications shall be provided to HMO upon written request. If any action is taken against an IPA Hospital to revoke or suspend its certification, the IPA Hospital shall, immediately upon learning of such action, provide notice to HMO.

3.7 PROVISION OF ANCILLARY PROVIDER SERVICES Each IPA Ancillary Provider shall provide to Members all Medically Necessary ancillary provider services that are Covered Services and that the IPA Ancillary Providers are licensed to provide and are capable of providing. IPA Ancillary Providers shall provide such services to all Members in a non-discriminatory manner (i.e., without regard for the Member's race, ethnic or national origin, color, sex, age, sexual preference or religion) consistent with the standards and timeliness of treatment as usually and customarily provided by IPA Ancillary Providers.

3.8 LICENSURE AND CERTIFICATION REQUIREMENTS; INSURANCE Each IPA Hospital, IPA Physician, and IPA Ancillary Provider shall remain in compliance with all state and federal laws applicable to licensure and malpractice insurance coverage requirements.


3.9      COMPLIANCE WITH HMO POLICIES AND PROCEDURES   Each IPA Provider shall
         comply with and participate in HMO's policies and procedures regarding referrals, utilization review, quality assurance, risk management, claims processing and administration, and any other matters to ensure efficient operation of Medicare, Medicaid, and/or HMO Health Plan Products in accordance with the terms of this Agreement and as set forth in the Provider Handbook. HMO shall be solely responsible for the enforcement and interpretation of its own policies and procedures and any liability resulting from, relating to, or arising out of such enforcement or interpretation, provided, however, the forgoing shall not be interpreted or construed as any obligation of HMO to indemnify an IPA Provider for any liability that such provider may have resulting from, relating to or arising out of any act or omission by such provider.
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3.10     MEMBER GRIEVANCES  Each IPA Provider shall participate in and abide by the HMO's grievance procedure to resolve Member's complaints relating to the respective IPA Physicians, IPA Hospitals, and/or IPA Ancillary
   Providers.


3.11 USE OF IPA PROVIDER ROSTER Each IPA Provider consents to HMO publishing IPA Physician's name, office, address, and area of practice and IPA Hospital's and IPA Ancillary Provider's name, address, and description of facilities and services, as applicable, in HMO's roster of participating providers

3.11.1 ACCEPTANCE OF NEW PATIENTS Each IPA Provider, unless otherwise prohibited by law, shall retain the right to notify HMO that the IPA Provider is no longer accepting additional Members as patients ("Practice Closing"), provided (a) a Practice Closing shall not apply to any Members to whom services had been rendered by the IPA Provider prior to the effective date of the Practice Closing and (b) the IPA Provider simultaneously stops accepting as new patients (i) any person eligible for Medicare benefits under a prepaid or capitated contract with HCFA to provide services to such persons, (ii) any person eligible for Medicaid benefits and who is enrolled in any health plan under a prepaid or capitated contract with the Agency to provide services to such persons, or (iii) any person eligible for benefits under the commercial products offered by any other health maintenance organization with which the IPA Provider contracts to provide health care services to its Members.

3.11.2 PRIMARY CARE PHYSICIAN PATIENT RELATIONSHIP As the physician-patient relationship is a personal one and may become unacceptable to either an IPA Primary Care Physician or Member, an IPA Primary Care Physician may request in writing to HMO that an IPA Member be transferred to another Participating Provider who is a Primary Care Physician. An IPA Primary Care Physician shall not seek to have an IPA Member transferred because of the amount of Covered Services required by such Member or because of the physical condition of the IPA Member. All decisions regarding such transfers shall be made as soon as administratively feasible, but no later than thirty (30) days from the date of the written request. Any such removal shall be effective as of the first day of the month for which capitation or payments are made to an IPA Primary Care Physician.

3.12 NOTICE OF ADVERSE ACTION IPA shall promptly notify HMO in writing after receiving any written notice of any malpractice suit or arbitration action, or other suit or arbitration action with respect to Members naming or otherwise involving IPA Physician, IPA Hospital or IPA Ancillary Provider.
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3.13     RECORD KEEPING  Each IPA Provider shall maintain such records as are necessary for the evaluation of the quality, appropriateness, and timeliness of services performed under this Agreement. Said records will be made available for fiscal audit, medical audit, medical review, utilization review and other periodic monitoring upon request of authorized representatives of HMO. Said records shall be retained for a period of at least five (5) years after the expiration of this Agreement or until the resolution of any ongoing audit occurs, whichever is longer. Such records shall be provided for inspection to the Agency and HCFA or other appropriate state or federal agency. All records shall be maintained and safeguarded in compliance with 42 CFR
         Part 431, Subpart F. Any release of medical or other patient records in accordance with this Section 3.13 shall be subject to all applicable state and federal laws pertaining to and governing the confidentiality of such records including, without limitation, any applicable requirements regarding the consent of the patient or such patient's legal representative to the release of such records.

3.14 SPECIAL PROVISIONS RELATING TO THE RENDERING OF SERVICES TO MEDICAID MEMBERS Each IPA Provider shall comply with the following with regard to Covered Services rendered to Medicaid Members.


3.14.1 RECORDS AND REPORTING Each IPA Provider shall maintain such records as are necessary for the evaluation of the quality, appropriateness and timeliness of services performed under this Agreement. Said records will be made available for fiscal audit, medical audit, medical review, utilization review and other periodic monitoring upon request of authorized representatives of HMO. Said records shall be retained for a period of at least five (5) years after the expiration of this Agreement or until the resolution of any ongoing audit occurs, whichever is longer. Such records shall be provided for inspection to the Agency and HCFA or other appropriate state or federal agency. All records shall be maintained and safeguarded in compliance with 42 CFR
         Part 431, Subpart F. Any release of medical or other patient records in accordance with this Section 3.13 shall be subject to all applicable state and federal laws pertaining to and governing the confidentiality of such records including, without limitation, any applicable requirements regarding the consent of the patient or such patient's legal representative to the release of such records.

                 (a) Maintain such records as necessary for the evaluation of the quality, appropriateness and timeliness of services performed under this Agreement. Said records will be made available for fiscal audit, medical audit, medical review, utilization review and other periodic monitoring upon request of authorized representatives of HMO. Said records shall be retained for a period of at least five (5) years after the expiration of this Agreement or until the resolution of any ongoing audit occurs, whichever is longer. Such records shall be provided for inspection by the Agency and the Federal Department of Health and Human Services upon notice. All records shall be maintained and safeguarded in compliance with 42 CFR Part 431, Subpart F.

                 (b) Submit all reports and clinical information required by the HMO including EPSDT reporting, if applicable.

                 (c) Any releases of medical or other patient records in accordance with subsections (a) or (b) above shall be subject to all applicable state and federal laws pertaining to and governing the confidentiality of such records including, without limitation, any applicable requirements regarding the consent of the patient or such patient's legal representative to the release of such records.

                 (d) Prior to disposition of any records, IPA & IPA provider will obtain the prior written authorization of the HMO.

3.15 INDEMNIFICATION If and only to the extent required by law, each IPA Provider shall indemnify, defend and hold the Agency, HCFA and Members harmless from and against all claims, damages, causes of action, cost or expense, including court costs and reasonable attorneys fees, to the extent primarily caused by any negligent act or other wrongful conduct arising from said act or conduct. This obligation shall survive the termination of this Agreement, including breach due to insolvency of HMO.

3.15.1 INSPECTION OF SERVICES Allow for the evaluation by the Agency and the Federal Department of Health and Human Services of the quality, appropriateness, and timeliness of services.

3.15.2 WORKERS COMPENSATION INSURANCE Secure and maintain workers compensation insurance, in compliance with the Florida Workers Compensation Law, for all employees connected with the services provided under this Agreement.

3.15.3 EXCULPATION OF DEBT LIABILITY Neither the Agency, HCFA nor any Member shall be held liable for any debts of an IPA Provider. This provision shall survive the termination of this Agreement for any reason, including breach of contract because of insolvency.

3.15.4 NOTIFICATION OF BIRTHS BY IPA HOSPITALS Each IPA Hospital shall notify HMO of births by mothers who are Members. IPA Hospitals shall be responsible for completing the HRS-ES 2039 form for submission of the form to the local Department of Children and Family Services.

3.15.5 STANDARDS FOR PATIENT ACCESS Each IPA Physician shall ensure timely access to physician appointments in accordance with the following schedule: urgent care - within one (1) day; routine sick care - within one (1) week; and well care - within one (1) month.

3.15.6 INDEPENDENT PROFESSIONAL JUDGEMENT Nothing in this Agreement is intended to create, nor shall it be construed to create, any right of HMO to intervene in any manner in the methods or means by which any IPA Provider renders Covered Services to Members.

3.15.7 REQUIRED NOTIFICATIONS IPA shall notify HMO in writing, within the time frame set forth below, following IPA first obtaining actual knowledge of the occurrence of any of the following events:

         (a) An IPA Hospital's license to operate, or any IPA Physician's license to practice in the State or DEA Certificate is suspended (excluding any suspension for medical records deficiencies unless the period of such suspension is thirty
                 (30) days or greater), revoked or otherwise terminated, or any risk management issues, notification immediately.

         (b) An IPA Hospital or IPA Physician is required to pay damages in excess of Five Thousand Dollars ($5,000) in any malpractice action by way of judgement or settlement, notification within ten (10) business days;

         (c) An IPA Hospital is sanctioned by the Health Care Financing Administration or the applicable State licensing agency or an IPA Physician is disciplined by the physician licensing agency, notification within ten (10) business days;

         (d) An IPA Physician, IPA Hospital or any of its principal officers are indicted or convicted of a felony, notification within seventy-two (72) hours;

         (e) There is a change in an IPA Hospital's or IPA Physician's business address, notification within seventy-two (72) hours;

         (f) Any change in the nature or extent of services rendered by an IPA Hospital or IPA Physician, notification within ten (10) days;

         (g) Any other act, event, occurrence or the like that materially affect an IPA Hospital's or an IPA Physician's ability to carry out duties and obligations under this Agreement, notification within ten (10) days.

3.16 NOTIFICATIONS THAT APPLY ONLY TO IPA PHYSICIANS WHICH NEED TO BE REPORTED TO THE HMO

         (a) The permanent loss of an IPA Physician's admitting privileges or the equivalent with an IPA Hospital, unless such disclosure is prohibited by law, notification within seventy-two (72) hours;

         (b) Any material changes or additions to the information and disclosures submitted by an IPA Physician as part of the application for participation with IPA, notification within ten (10) days.

3.17 DUTY OF IPA TO ENSURE COMPLIANCE OF IPA PROVIDERS If IPA obtains knowledge that an IPA Provider is in breach or default of any of such provider's obligations or duties under this Agreement or in the event HMO provides notice that an IPA Provider is in breach or default of any such provider's duties or obligations under this Agreement, IPA shall cooperate with HMO to cure the breach or default and take such other reasonable actions as HMO may request consistent with the terms and conditions of this Agreement. Should HMO and IPA not agree, either party may terminate this Agreement with 60 days prior written notice.

3.18 INSPECTION OF SERVICES Each IPA Provider will allow for the evaluation by the HMO, Agency and HCFA or other appropriate state or federal agency the quality, appropriateness, and timeliness of services. IPA Provider shall comply with requirements issued as a result of any such inspection of audit.


3.19 WORKER'S COMPENSATION INSURANCE Each IPA Provider shall secure and maintain worker's compensation insurance, in compliance with the Florida's Worker's Compensation Law, for all employees connected with the services provided under this Agreement

3.20 POST INSOLVENCY CONTINUATION OF CARE Each IPA Provider shall continue the provision of Covered Services to Members through the period for which premium has been paid to HMO and continue the provision of Covered Services to Members confined on the date of insolvency in an inpatient facility until their discharge, but in either instance no event longer than the first to occur of: (a) sixty (60) days or (b) the effective date of the Medicaid or Medicare Member's enrollment in another health maintenance organization or competitive medical plan which has entered into a contract with AHCA or HCFA pursuant to
         Section 1876 of the Social Security Act, as amended.

3.21 IPA Physician and/or IPA Ancillary Provider certifies that he/she/it has met the State of Florida requirements for malpractice liability. IPA Physician and/or IPA Ancillary Provider and each physician and licensed medical professional acting on behalf of IPA Physician and/or IPA Ancillary provider, at his/her/its sole cost and expense, shall procure and maintain such policies of general liability, workers compensation, professional liability and other insurance as shall be necessary to insure IPA Physician and/or IPA Ancillary Provider, every physician, and licensed medical professional acting on behalf of IPA Physician and/or IPA Ancillary Provider and IPA Physician's and/o IPA Ancillary Provider's employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any services by IPA Physician and/or IPA Ancillary Provider or physicians or licensed medical professionals acting on behalf of IPA Physician and/or IPA Ancillary Provider. IPA Physician and/or IPA Ancillary Provider shall provide the HMO with evidence of such coverage, upon request, and shall require the carriers to provide the HMO with notice of any policy cancellations or modifications. IPA Physician and/or IPA Ancillary Provider shall notify HMO in writing within ten (10) days of any changes in carriers, termination of, renewal of or any material changes in IPA Physician and/or IPA Ancillary Provider's general liability and professional liability insurance, including reduction of limits, erosion of aggregate, changes in retention or non-payment of premium. IPA Physician and/or IPA Ancillary Provider shall require that all health care professionals employed by or under contract with IPA Physician and/or IPA Ancillary Provider to render health services to Members to procure and maintain professional liability and where applicable general liability insurance, unless they are covered under Physician's and/or IPA Ancillary Provider's insurance policies.


                                   ARTICLE 4
                         PERFORMANCE OBLIGATIONS OF HMO


4.1 LICENSURE; AUTHORITY HMO represents and warrants that it is duly licensed and authorized to enter into and perform its obligations under this Agreement. In accordance with applicable laws and regulations, HMO has or will obtain all necessary governmental approvals relating to this Agreement and assumes sole and full responsibility to file with the Department, the Agency, and/or any state or federal agency any and all notices, documents and/or other information to obtain such approvals.

4.2 HMO RESPONSIBILITIES; ADMINISTRATIVE SERVICES Nothing in this Agreement is intended, nor shall it be construed, to in any way relieve HMO of any duties or obligations it has under the Medicare or Medicaid Contract and/or Medicaid Agency Agreement. Unless otherwise provided for in a separate and duly executed delegation agreement entered into by and between HMO and IPA, HMO shall be responsible for performing all necessary administrative services in connection with this Agreement and Medicare, Medicaid, and/or HMO Health Plan Products including, without limitation, benefit plan design, enrollment, premium billing and collection, utilization management, member services, regulatory compliance, coverage benefits, premium pricing, preparation and issuance of certificates, claims adjudication and claims payment, and all other services necessary to administer Medicare, Medicaid, and/or HMO Health Plan Products in accordance with the terms and conditions of this Agreement and all applicable laws and regulations, without limiting the foregoing, HMO shall perform the following administrative services:

         (A) ADVERTISING AND PROMOTION HMO shall develop advertising and promotion programs reasonably necessary to effectively market Medicare, Medicaid, and/or HMO Health Plan Products.

         (B)     CLAIMS/CAPITATION/ENCOUNTER PROCESSING   HMO shall have full
                 responsibility for claims/capitation/encounter processing. HMO and IPA shall mutually agree on reports to be generated for IPA Provider claims/encounters.

         (C) RECIPROCITY IPA shall cooperate and develop arrangements with or work through HMO's other contracted Participating Providers and other HMO affiliated entities to assure reciprocity of health care for Members, including Members not assigned to IPA Providers. IPA Providers shall accept referrals from such other Participating Providers and such other Participating Providers will accept referrals from IPA Providers. Payments to Participating Providers for referrals made by IPA Providers shall be paid by HMO at the HMO's contracted rates and such payment shall be deducted from the next month's capitation payment. Payment to an IPA Provider shall be made by HMO at IPA's contracted rate.


         (D) EOB (EXPLANATION OF BENEFITS) HMO has full responsibility for the preparation and dissemination of EOBs and Remittance Advices generated to IPA Providers to explain payments made with appropriate adjustment codes to reflect payment reasons.

         (E)     IRS FORM 1099  HMO   HMO shall have the full and sole
                 responsibility for making payments to IPA Providers, at the rates and in accordance with the provisions of this Agreement, and for generating all IRS For, 1099s to all IPA Providers participating under this Agreement.


         (F) ELIGIBILITY PROCESSING HMO shall be fully responsible for the process of loading enrollments with appropriate effective dates that automatically generate eligibility or non-eligibility upon the processing of claims. HMO shall provide IPA with monthly eligibility of IPA Members no later than the fifteenth calendar day of the month for which the eligibility report pertains.

         (G) STATUTORY REPORTING HMO shall maintain the full responsibility for al statutory reporting to all governmental agencies as may be required.


         (H) RISK POOL REPORTING HMO shall maintain reports on the status of the Risk Pools created pursuant to Schedule 6.1 and provide copies of the same, on a quarterly basis, to IPA.

         (I) PLAN ADMINISTRATION HMO shall be responsible for the credentialing, utilization and quality management, eligibility verification and authorization, cash management procedures and policies and such other policies and procedures necessary to implement this Agreement, the Medicaid Agency Agreement, and/or the Medicare Contract.


         (J) PROVIDER HANDBOOK HMO shall provide IPA with a copy of HMO's Provider Handbook. To the extent of any conflicts between the terms of this Agreement and any Ancillary obligation created by the Provider Handbook, the terms of this Agreement shall govern.

                                   ARTICLE 5

                              TERM AND TERMINATION


5.1 TERM Unless terminated earlier as provided for in this Agreement, the term of this Agreement shall be for a period of 3 years, commencing as of the Effective Date (the "term") and continue annually thereafter.

5.1.2 ANCILLARY PROVIDERS Ancillary providers shall not terminate its participation with IPA or under this agreement for any reason, including non-payment by HMO without (60) calendar days prior written notice to the Department of Insurance and The Agency for Healthcare Administration.

5.2 TERMINATION Either HMO or IPA may terminate this Agreement without cause upon 60 days prior written notice to the other party.

5.3 IPA ASSIGNABILITY; CONTINUATION OF CARE If this Agreement is terminated prior to the expiration of the Term and the termination results in HMO no longer being in compliance with its obligations to provide a geographically accessible network of providers, HMO shall become the limited assignee under this Agreement, for a period (the Assignment Period) to ensure the continued provision of Covered Services to Members and HMO's continued compliance with Section 641.21(1) (I), Florida Statutes, and its regulations. In such case the contractual relationship between HMO and IPA shall automatically convert during the Assignment Period to a direct contractual agreement between HMO and IPA Providers, and HMO shall become the limited assignee under this Agreement to ensure the continued provision of Covered Services to Members enrolled in HMO's Plans and HMO's compliance with applicable laws and regulations governing health maintenance organizations during this Assignment Period. During this Assignment Period, each IPA Provider shall continue to render Covered Services to Members, in accordance with the terms and conditions of this Agreement until HMO is capable of complying with Section 641.21(1)(I),

Florida Statutes. All IPA Providers rendering Covered Services to Members shall be compensated as provided in Schedule 5.4. If Member has a life-threatening condition, or a disability or degenerative condition or if a Member is in the third trimester of pregnancy, the care must be continued; (1) until after post partum care for pregnancy (2) for 60 days for disabling and degenerative and life-threatening conditions. HMO may use IPA providers for no more than 180 days from Agreement termination date in order to ensure HMO's compliance with Section 641.21(1)(I), Florida Statutes.

5.4 HMO TERMINATION OF IPA PROVIDER HMO shall provide IPA written notice of any IPA Provider not complying with HMO rules and regulations and HMO may notify IPA to terminate Provider immediately, as it pertains to HMO's Member.


5.5      CANCELLATION UPON ORDER OF THE DEPARTMENT As required under Section
641.234 (3), Florida Statutes, as amended, this Agreement shall be terminated if HMO is ordered by the Department of Insurance to cancel the Agreement based on the Department's determination that HMO has entered into a contract which requires it to pay a fee which is unreasonably high in relation to services provided.

5.6      TERMINATION OF IPA PHYSICIAN PARTICIPATION UNDER THIS AGREEMENT

(a) TERMINATION FROM IPA If an IPA Physician's participation with IPA is terminated for any reason, such IPA Physician's participation with HMO shall automatically terminate.

(b)      LICENSURE AND PRIVILEGE   An IPA Provider's participation under
Medicare, Medicaid and/or HMO Health Plan Products shall automatically and immediately terminate upon the expiration, surrender, revocation, restriction or suspension (whether voluntary or involuntary) of such physician's license to practice in the State of Florida, the failure of such physician to maintain current and active medical staff privileges at any one or more IPA Hospitals or the failure to be eligible to participate in the programs under Titles XVIII and XIX of the Social Security Act, as amended.


5.7 DEPARTMENT AND AGENCY NOTIFICATION IPA shall not terminate this Agreement for any reason, including non-payment by HMO, without sixty (6) calendar days prior written notice to the Department, the Agency and the HMO.

5.8      INSOLVENCY.      Upon any insolvency of IPA, HMO will automatically
assume all rights and obligations to IPA Providers. Upon HMO's request, IPA shall provide evidence, the sufficiency of which shall be mutually agreed upon between the parties, that the prepayment or capitation amounts are being distributed in a timely manner to IPA Providers. HMO, may audit financials on a quarterly basis or as otherwise mutually agreed upon and may request a copy of the audited annual financial statement, may request evidence of solvency from IPA provided that the request of such IPA Providers arises from an alleged non-payment of capitation or other contractual obligations.

5.9 CONTINUATION OF BENEFITS. If IPA Members are receiving Covered Services upon the date of termination of this Agreement, IPA Providers shall continue to render Covered Services to such IPA Members, until the services are no longer necessary for the health and safety of those IPA Members. The IPA Providers shall agree to provide such continuing services for a period of sixty
(60) calendar days. If continuing services are required so as not to jeopardize the health of the member for a period of more than sixty (60) calendar days, the IPA Providers may charge their post term rates for the services provided after the expiration of the sixty (60) calendar days, if allowed by law. The Physician agrees to provide continued care for sixty (60) days if the Physician terminates this Agreement or is terminated by the Health Plan and the Member has a life-threatening condition, or a disabling and degenerative condition. IF a Member is in the third trimester of pregnancy the care must be continued until after postpartum care. The services must be provided and paid in accordance with the terms of this Agreement. This does not apply if Physician is terminated for cause.

5.10 IPA Provider shall not terminate it's participation with IPA, nor under this Agreement, for any reason, including non-payment by HMO, without sixty (60) calendar days prior written notice to the Department and the Agency

5.11 IPA Physician shall not terminate it's participation with IPA, nor under this Agreement, for any reason, including non-payment by HMO, without sixty (60) calendar days prior written notice to the Department and the agency.

5.12 IPA Ancillary Provider shall not terminate its participation with IPA, nor under this Agreement for any reason, including non-payment by HMO without sixty (60) calendar days prior written notice to the Department and the Agency.

                                   ARTICLE 6

                       COMPENSATION AND CLAIMS PROCESSING

6.1      GENERAL PRINCIPLES OF REIMBURSEMENT.   With respect to Covered
         Services rendered to Member, the IPA Provider rendering those Covered Services shall be paid as provided for in Schedule 6.1.A. With respect to Covered Services rendered by an IPA Provider to any person enrolled in the Medicare, Medicaid and/or HMO Health Plan Products but not a Member, such provider shall be compensated as provided for in
         Schedule 5.4.

6.2 CLAIMS DATA; UTILIZATION REPORTS AND ENCOUNTERS REPORTING; MONTHLY ACCOUNTING STATEMENTS. Each party shall provide each other, on a monthly basis, aggregate claims, patient encounter reports, utilization reports and such other reports as applicable, either party may request pertaining to the Covered Services furnished to Member under Medicare, and HMO Health Plan Products pursuant to this Agreement. Additionally, each party shall provide a monthly accounting statement of all premiums collected, all paid claims, IBNRs and any other information as applicable reasonably requested for Medicare, and HMO Health Plan Products. Such reports shall be provided within forty-five (45) days of the end of the then current reporting period. Failure to timely provide the reports required by this Section 6.2 shall be deemed a material breach of this Agreement for purposes of Section 5.2. Nothing contained herein shall require either party to make any disclosure, which is prohibited by law.


6.3 ULTIMATE RESPONSIBILITY FOR PAYMENT OF CLAIMS. IPA shall not be liable for the payment of any claims relating to Covered Services or any other services received by a Member. IPA is neither implicitly nor explicitly the insurer, reinsurer, guarantor, indemnifier or underwriter of HMO or Medicare, and HMO Health Plan Products. IPA shall not have any liability to IPA Providers with respect to the failure of HMO to compensate any such IPA Provider for services rendered pursuant to this Agreement.

6.3.1 COORDINATION OF BENEFITS IPA Provider further agrees that, notwithstanding the payment provisions above, the HMO retains any and all rights whatsoever for Third Party Liability, involving but not limited to Auto Insurance Carriers and Subrogation (litigation) cases and Worker's Compensation and any and all rights whatsoever for Coordination of Benefits with another group health insurance, up to the full amount paid to the IPA Provider by the HMO. IPA Provider also agrees to inform the HMO, at the time the IPA Provider obtains such information (before, during, or after services are rendered) of the existence of any of the above underlined conditions as it relates to the services the IPA Provider is providing to the HMO's Members. In addition, the IPA Provider agrees to inform the HMO upon receipt of any payment received from other than the HMO for services provided to the HMO's Members, refunding all such monies to the HMO where Third Party Liability and Workers' Compensation are involved and to the extent paid by the HMO to the IPA Provider where Coordination of Benefits with another group health insurance is involved up to the full amount paid to the IPA Provider by the HMO, and shall_not interfere with the attempts by the HMO to recover monies for which another party may be liable under one of the above underlined conditions.

6.4 DISPROPORTIONATE SHARE QUALIFICATION. HMO shall assist IPA and provide in a timely manner such data and information as IPA may reasonably request which IPA may, from time to time, need in order to establish its eligibility to participate in or qualify for funds under any state or federal disproportionate share programs regarding payments to providers rendering services to persons eligible for benefits

6.5 REINSURANCE Reinsurance may be obtained by HMO. If HMO provides the reinsurance, IPA will have the cost of the reinsurance deducted from the capitation amount paid to IPA. IPA may retain own reinsurance and IPA will furnish proof of said insurance to HMO.

6.6 IPA Provider shall seek no reimbursement from the HMO Medicaid or Medicare Member for services rendered under or in the course of this Agreement. Should the contracts with HCFA or the Agency be terminated or expire, payment for all services performed for eligible Medicaid or Medicare HMO Members prior to termination/expiration will be guaranteed by HMO.



                                   ARTICLE 7
                        ASSIGNMENT AND CHANGE OF CONTROL

7.1 ASSIGNMENT. Neither party may sell, assign, or otherwise transfer this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

7.2 CHANGE OF CONTROL. IF the ownership or control of any party is materially changed at any time during the Term or any renewal term of this Agreement, any other party may terminate this Agreement upon sixty (60) calendar days prior written notice to the party that has undergone the material change in ownership or control.

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

8.1 WAIVER OF BREACH. The waiver by either party of a breach or violation of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or different provision.

8.2      SEVERABILITY.    If any provision of this Agreement is rendered
         invalid or unenforceable by any act of Congress or of the Florida Legislature or by any regulation promulgated by officials of the United States or the applicable Florida state agency, or declared null and void by any court of competent jurisdiction, the remainder of the provisions of this Agreement shall remain in full force and effect.


8.3 EFFECT OF SEVERABLE PROVISION. If a provision of this Agreement is rendered invalid or unenforceable or declared null and void as provided in Section 8.2 of this Agreement and its removal has the effect of materially altering the obligations of any party in such manner as, in the judgment of the party affected: (1) will cause serious financial hardship to such party, (b) will substantially disrupt and hamper the mutual efforts of the parties to maintain a cost efficient means of delivery of health care services, or (c) will cause such party to act in violation of its Articles of Incorporation or Bylaws or equivalent organization documentation, the party so affected shall have the right to terminate this Agreement for cause upon sixty (60) calendar days prior written notice to the other parties. During the notice period, each party shall make a good faith effort to negotiate with the other party to resolve the basis of the termination.

8.4 ARBITRATION. Any dispute arising out of or related to this Agreement shall be resolved by arbitration. All arbitration shall be conducted pursuant to the rules and procedures of the National Health Lawyers Association Alternative Dispute Resolution Service Rules of Procedure for Arbitration ("NHLA Arbitration Service"). Within thirty (30) calendar days from receipt of a written request to arbitrate from either party, the matter shall be submitted to a single arbitrator in Miami, Florida, mutually selected by the parties from a list of names to be provided by the NHLA Arbitration Service. The decision of the arbitrator shall be final and binding on the parties, including a decision to terminate the Agreement, and enforceable in any court of competent jurisdiction. The arbitrator shall apply the laws of the State of Florida in resolving all disputes arising out of or relating to this Agreement. All arbitration costs shall be paid equally by each party, except each party shall pay its own attorneys' and experts' fees. The parties shall be obligated to continue their respective obligations in accordance with the terms and conditions of this Agreement until the dispute under this Article is resolved, unless otherwise ordered by the arbitrator.

8.5 AMENDMENTS. Except as otherwise provided for herein, all amendments to this Agreement must be agreed to in writing by the parties in advance of the effective date thereof. Notwithstanding the foregoing, amendments required because of legislative, regulatory or legal requirements shall not require the consent of IPA or HMO. Any amendment to this Agreement requiring prior approval of or notice to any federal or state regulatory agency shall not become effective until all necessary approvals have been granted or all required notice periods have expired.

         8.6 CONFIDENTIALITY. This Agreement, including all attachment, schedules, appendices, appendices, with any and all information disclosed by either party to the other in relation to this Agreement, whether communicated orally or in any physical form, related to party's business and shall be deemed the "Confidential Information" of the party disclosing the Confidential Information. In accordance with the following provision, IPA and HMO shall hold each other's Confidential Information with respect to which it may gain knowledge or possession in trust and confidence and such information shall be used only for the purposes contemplated herein, and not for other purpose.

         (a) IPA shall use the Confidential Information received from HMO solely in relation to those agreements. No other rights are implied or granted under this Agreement.

         (b) HMO shall use the Confidential Information received from IPA solely in relation to this Agreement. No other rights are implied or granted under this Agreement.

         (c) Confidential Information supplied by one party to another shall not be reproduced in any form except for internal use or with the prior written authorization of the prior written authorization of the party furnishing the Confidential Information. Each such reproduction shall include any ownership and confidentiality legends of the party disclosing the Confidential Information, which may be included in the originals.

         (d) The parties shall use all reasonable efforts to protect the confidentiality of the Confidential Information received from each other with the same degree of care used to protect its own Confidential Information ad that its affiliates from unauthorized use or disclosure by its agents and employees and shall not release, publish, reveal or disclose, directly or indirectly, to any other person or entity, without the prior written consent of the other, except that such Confidential Information may be used by or disclosed to the parties' directors, officers, lawyers, accountants and other professional consultants as may be reasonably require in relation to this Agreement, provided that all such persons shall be directed and required to maintain the disclosed Confidential Information in confidence at all times thereafter. Such disclosure shall not relieve the parties of their obligations under this Agreement.

         (e) All Confidential Information, unless otherwise specified in writing, shall remain the exclusive property of the party providing the Confidential Information, shall be used by the party receiving the Confidential Information only for the purposes permitted under this Agreement, and shall be returned to the party furnishing the Confidential Information (including all whole or partial copies therefore) promptly upon termination of this Agreement.

         (f) The term "Confidential Information" does not include information that:

         (g) The provisions of this section 9.6 are necessary for the protection of the business and goodwill of the respective parties and are considered by the parties to be reasonable for such purpose.

         (h) Without limiting other possible remedies of the parties for breaches of their respective obligations under this Agreement, the parties agree that the breach or threatened breach of this Agreement may cause irreparable harm to the non-breaching party and a non-breaching party may not have an adequate remedy at law, and therefore a non-breaching party shall be entitled to injunctive or other equitable relief to enforce the Agreement without obligation to post a bond.

         (i) This document is confidential and not a public hospital record and it is exempt from the provisions of Section 119.07 (1), Florida Statutes, and Section 24(a), Art. I of the Constitution of the State of Florida pursuant to Section 395.3035 (2) (a), Florida Statues.


8.7 NOTICE. Any notice required or desired to be given under this Agreement shall be sent by certified mail, return receipt requested, postage prepaid, or overnight courier, or hand delivery to the addresses set forth in
Schedule 8.7. Notices given hereunder shall be deemed given upon documented receipt. The address to which notices are to be sent may be changed by written notice given to the other party.

8.8 HEADINGS. The headings of the Articles contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.9 GENDER. Whenever the masculine gender is used in this Agreement, it shall also mean and refer to the feminine gender whenever appropriate.

8.10 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

8.11 ENTIRE AGREEMENT. All schedules to this Agreement and all attachments thereto are by reference incorporated into and made part of this Agreement. This Agreement and any amendments, exhibits, attachments, and schedules hereto as are now incorporated, or as added from time-to-time pursuant to the terms of this Agreement, constitute the entire understanding and agreement of the parties hereto and supersede any prior written oral agreement pertaining to the subject matter hereof.

8.12     ERISA.  For purposes of the Employee Retirement Income Security Act of
1974   ("ERISA") and any other applicable state or federal laws, IPA shall not be deemed an "Administrator" or "Name Fiduciary".

8.13 THIRD - PARTY BENEFICIARIES. The provisions of this Agreement shall be construed for the benefit of Members.

8.14 GRIEVANCES. IPA Providers agrees to participate in the grievance procedure adopted by the Health Plan pursuant to state or federal requirements.

8.15 INDEPENDENT CONTRACTOR RELATIONSHIP. None of the provisions of this Agreement are intended to create nor shall be deemed or construed to create any relationship between the parties hereto other than that independent entities contracting with each other hereunder solely for the purposes of effecting the provisions of this Agreement. Neither the parties hereto, nor any of their respective of he other. The parties do however, understand and agree that the HMO, the Agency, and the HCFA will pursuant to this Agreement and the Medicaid Prepaid Plan Contract, between the Agency and the HMO, and the Medicare Contract, between HCFA and the HMO, shall exert certain requirements on the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the date first written above.

BEACON HEALTH PLANS, INC.                  Complete Wellness IPA, of
                                           Florida Inc.

      [sig]                                         [sig]
-----------------------------              -----------------------------------
Name                                       Name

     COO                                          President and CEO
-----------------------------              -----------------------------------
Title                                      Title

      3/28/98                                     3/1/98
-----------------------------              -----------------------------------
Date                                       Date

                                 SCHEDULE 1.12

                      LIST OF XYZ HOSPITALS AND FACILITIES

                                 SCHEDULE 1.13

                    LIST OF XYZ PHYSICIANS AND AVAILABILITY

                                  SCHEDULE 1.3

                               COVERED SERVICES*


Primary Care Physician
Specialist Physician
Institutional Physician Services
Outpatient Surgery
Chiropractic Services
Podiatric Services
Anesthesia
Radiology
Laboratory
Diagnostic Services
Immunizations
PT/ST/OT
Family Planning
Ambulance in Service Area
Home Health Care
Hospice - Facility
Hospitalization Inpatient Service
Plastic Surgery
Laboratory Services Inpatient
Dental Services
Outpatient Surgery Facility
Facility Pharmacy
Durable Medical Equipment
Physical Therapy Inpatient
Emergency Room Facility
Radiation Therapy
Skilled Nursing Facility
ALL ADDITIONAL HMO CURRENTLY COVERED SERVICES NOT LISTED, AND NOT EXCLUDED BELOW UNDER BULLET **.

*Includes both technical a professional components of items listed above.
** Out of Area covered services remain the financial responsibility of HMO; Organ transplant/experimental related services are excluded as the IPA covered services.

                                 SCHEDULE 3.3.1

                      DELEGATION OF CREDENTIALING SERVICES


Complete Wellness Independent Physician Association of Florida, Inc. (IPA), on behalf of the individual Providers, represents and warrants that each IPA Provider has been the subject of the IPA's credentialing process. IPA has submitted its credentialing criteria to Beacon Health Plans, Inc. (HMO), for consideration and HMO has reviewed same and determined that said criteria is sufficient and satisfactory to meet HMO's needs. Therefore, the IPA credentialing criteria will be utilized to credential the Providers. HMO will have the right to audit IPA's credentialing to determine compliance.

IPA agrees to notify HMO if it has knowledge of any change in any credentialing information, specifically including, but not limited to, the occurrence of any of the following:

(1) The revocation, restriction, termination or voluntary relinquishment of any of the licenses, certifications or accreditations required to practice medicine; or

(2) Any final adverse disposition or settlement of any legal action against Provider for Professional negligence; or

(3) Any conviction or felony or any felony criminal charge against a Provider; or

(4) Any lapse, termination or material change in the liability insurance coverage required by this Agreement; or

(5) Any restriction, suspension, revocation or voluntary relinquishment of medical staff membership or clinical privileges at any health care facility.

(6) BHP reserves the right to review the records of IPA at least annually upon reasonable advance notice, not less than five (5) days notice. Such review shall not unreasonably interfere with IPA's business and shall be conducted during normal business hours. Each party shall bear their own costs of such review. Such review shall be an internal document and shall not be revealed to any outside source, except as required by law.

HMO retains the right to approve new Providers and locations, and to terminate or suspend individual Providers specific to HMO's membership. IPA will follow the credentialing standards created by NCQA and will also be in compliance for any State and Federal standards. If IPA is not in compliance with the standards set forth by NCQA, State and Federal Standards, and HMO, HMO will have the
right to cancel the Delegating Agreement within thirty (30) days.   IPA will
submit to HMO quarterly reports on credentialing activities.

                                  SCHEDULE 4.2

          ELECTRONIC DATA EXCHANGE FORMAT AND TECHNICAL SPECIFICATIONS

                                  SCHEDULE 5.4

                  POST TERMINATION AND NON - ASSIGNED MEMBERS
                          PROVIDER REIMBURSEMENT RATES



(1)      Primary Care Physicians:

         (a) ### of Medicare Allowable for Commercial HMO Members (excluding Sarasota and Manatee Counties)*.

         (b) ### of Medicare Allowable for Medicare Members (excluding Sarasota and Manatee Counties)*.

(2)      Specialist Physicians:

         (a) ### of Medicare Allowable for Commercial HMO Members (excluding Sarasota and Manatee Counties)*.

         (b) ### of Medicare Allowable for Medicare Members (excluding Sarasota and Manatee Counties)*.

(3)      Hospital: See attached compensation.


* In the event that HMO has a lower contracted reimbursement with a shared Primary Care or Specialist Physician, HMO shall reimburse the Primary Care or Specialist Physician directly, not IPA.

                                  SCHEDULE 5.5

               ASSIGNED MEMBERS - PRE-DELEGATION OF ASO SERVICES
                          PROVIDER REIMBURSEMENT RATES

(1)      Primary Care Physicians:

         (a) ### PMPM for Commercial HMO Members 0.00-1.99 Age Range for Primary Care Covered Services (excluding Sarasota and Manatee Counties)*.

         (b) ### PMPM for Commercial HMO Members 2.00-64.99 Age Range for Primary Care Covered Services (excluding Sarasota and Manatee Counties)*.

         (c) ### PMPM for Medicare Members for Primary Care Covered Services (excluding Sarasota and Manatee Counties)*.

         (d) ### of Medicare Allowable for Commercial HMO Members for Non-Primary Care Covered Services (excluding Sarasota and Manatee Counties).

         (e) ### of Medicare Allowable for Medicare Members for Non-Primary Care Covered Services (excluding Sarasota and Manatee Counties).

         (f) ### of Medicare Allowable for Commercial HMO Members (Sarasota and Manatee Counties).

         (g) ### of Medicare Allowable for Medicare Members (Sarasota and Manatee Counties).


         - Each calendar month on or before the tenth (10th) day of that month, HMO shall mail the gross Primary Care Physician capitation payment to IPA due for that month.

(2)      Specialist Physicians:

         (a) ### of Medicare Allowable for Commercial HMO Members (excluding Sarasota and Manatee Counties).

         (b) ### of Medicare Allowable for Medicare Members (excluding Sarasota and Manatee Counties).

         (c) ### of Medicare Allowable for Commercial HMO Members (Sarasota and Manatee Counties).

         (d) ### of Medicare Allowable for Medicare Members (Sarasota and Manatee Counties).

(3)      Hospital: See attached compensation.

                                  SCHEDULE 6.1

                            RISK SHARING ARRANGEMENT



(1)      DEFINITIONS: As used in this Schedule 6.1 shall mean:

         (a) PERIOD 1 shall be the period during which either (i) IPA has less than 1,500 Members assigned to IPA Primary Care Physicians; or
              (ii) No longer than thirty (30) days after IPA has requested delegation of credentialing, claim management, and utilization management from HMO. Upon this maximum thirty (30) day request for delegation of services, HMO may delegate all requested services unless deficiencies can be substantiated for such delegation of requested services.

         (b)  PERIOD 2 shall be the period subsequent to Period 1.

(2) During Period 1, HMO shall change the reimbursement methodology as specified in Schedule 5.4 or 5.5 to a shared risk methodology as follows:

         (a) HMO will pool all funds in the Covered Services Pool (CSP) as specified in Schedule 6.1 - Exhibit A no later than on a quarterly basis. HMO will be responsible for reconciling the CSP and providing IPA with any payment (if applicable) and a detailed reconciliatory report of the CSP including all claim deductions and all IBNR calculations, which must be jointly agreed upon by HMO and IPA. Payments shall be made by HMO to IPA no later than 30 business days of a reconciliation. IPA and HMO will share the pool surplus or deficit funding 50% each. Any pool deficit owed by IPA shall be applied to the following months pool reconciliation.

         (b) HMO will continue to reimburse IPA for Primary Care Physician capitation as specified in Schedule 5.5, (1)(a)-(c). All payments made to IPA shall be deducted from the CSP for the applicable period.

         (c) HMO may adjust the CSP balance for the applicable monthly period at ninety (90) days and one hundred eighty (180) days after the close of that applicable monthly period, after the HMO and IPA complete a quarterly review of the IBNR and mutually agreed upon adjustments to the calculation.

         (d) A pooling charge for catastrophic claims in excess of $25,000 for any member in a calendar year will be subtracted from the fund. The initial pooling charge will be ### PMPM. IPA may elect to secure its own coverage if it meets or exceeds the coverage funded through HMO.

         (e) An initial reserve factor shall be deducted from the pool in the amount of :

                     ### Per member per year commercial, and ### per member per year for Medicare.

(3) During Period 2, HMO will reimburse IPA the full amount as specified in Schedule 6.1 - Exhibit A. Each calendar month on or before the tenth (10th) day of that month, HMO shall mail the net payment to IPA due for that month.

(4) During Period 2, IPA may secure its own catastrophic insurance and eliminate the catastrophic claim pool charge under schedule 6.1 2d.

                            SCHEDULE 6.1 - EXHIBIT A

                      GENERAL PRINCIPALS OF REIMBURSEMENT
                   COMMERCIAL, MEDICAID AND MEDICARE MEMBERS


The following represents the rate of funding to the CSP or IPA by line of business as specified in Schedule 6.1 for those Covered Services specified in
Schedule 1.3*:

(1)   Commercial HMO Members: ### of the net premium collected by HMO.

(2)   Medicare Members: ### of the net premium collected by HMO.

                            SCHEDULE 6.1 - EXHIBIT B

                            RISK SHARING ARRANGEMENT
                      DIVISION OF FINANCIAL RESPONSIBILITY


====================================================================================================
                                                                         FINANCIAL RESPONSIBILITY
                               BENEFIT                                     IPA              HMO
====================================================================================================
  Primary Care Physician                                                    X
----------------------------------------------------------------------------------------------------
  Specialist Physician                                                      X
----------------------------------------------------------------------------------------------------
  Institutional Physician Services                                          X
----------------------------------------------------------------------------------------------------
  Outpatient Surgery                                                        X
----------------------------------------------------------------------------------------------------
  Chiropractic Services                                                     X
----------------------------------------------------------------------------------------------------
  Podiatric Services                                                        X
----------------------------------------------------------------------------------------------------
  Anesthesia                                                                X
----------------------------------------------------------------------------------------------------
  Radiology                                                                 X
----------------------------------------------------------------------------------------------------
  Laboratory                                                                X
----------------------------------------------------------------------------------------------------
  Diagnostic Services                                                       X
----------------------------------------------------------------------------------------------------
  Immunizations                                                             X
----------------------------------------------------------------------------------------------------
  PT/ST/OT - Professional/Outpatient                                        X
----------------------------------------------------------------------------------------------------
  Family Planning                                                           X
----------------------------------------------------------------------------------------------------
  Ambulance in Service Area                                                 X
----------------------------------------------------------------------------------------------------
  Home Health Care                                                          X
----------------------------------------------------------------------------------------------------
  Hospice                                                                   X
----------------------------------------------------------------------------------------------------
  Hospitalization Inpatient Service                                         X
----------------------------------------------------------------------------------------------------
  Plastic Surgery                                                           X
----------------------------------------------------------------------------------------------------
  Laboratory Services                                                       X
----------------------------------------------------------------------------------------------------
  Dental Services                                                           X
----------------------------------------------------------------------------------------------------
  Outpatient Surgery                                                        X
----------------------------------------------------------------------------------------------------
  Pharmacy                                                                  X
----------------------------------------------------------------------------------------------------
  Durable Medical Equipment                                                 X
----------------------------------------------------------------------------------------------------
  Physical Therapy Inpatient                                                X
----------------------------------------------------------------------------------------------------
  Emergency Room                                                            X
----------------------------------------------------------------------------------------------------
  Radiation Therapy                                                         X
----------------------------------------------------------------------------------------------------
  Skilled Nursing Facility                                                  X
----------------------------------------------------------------------------------------------------
  Organ Transplants                                                                          X
----------------------------------------------------------------------------------------------------
  Experimental Procedures                                                                    X
----------------------------------------------------------------------------------------------------
  Out of Service Area Procedures                                                             X
====================================================================================================

* ALL MEDICAL SERVICES, EXCLUDING ORGAN TRANSPLANTS, EXPERIMENTAL PROCEDURES, OUT-OF-AREA, SHALL BE DEDUCTED FROM THE CSP IN ORDER TO CALCULATE SURLPUS OR DEFICIT

                                  SCHEDULE 8.7

                                     NOTICE

                      ADMINISTRATIVE SERVICES AMENDMENT TO
                                   AGREEMENT
                                 BY AND BETWEEN
     COMPLETE WELLNESS INDEPENDENT PHYSICIAN ASSOCIATION  OF FLORIDA, INC.
                                      AND
                           BEACON HEALTH PLANS, INC.



         THIS AMENDMENT is made effective as of the 1st day of March, 1998 ("Effective Date"), by and between COMPLETE WELLNESS INDEPENDENT PHYSICIAN ASSOCIATION OF FLORIDA, INC., a Florida corporation ("CWIPA"), and BEACON HEALTH PLANS, INC., a Florida corporation ("HMO").

                                R E C I T A L S

         WHEREAS, CWIPA and HMO have entered into that certain Commercial Member Agreement by and between COMPLETE WELLNESS INDEPENDENT PHYSICIAN ASSOCIATION OF FLORIDA, INC. and BEACON HEALTH PLANS, INC. and dated February 1, 1998 (the "Beacon Contract");

         WHEREAS, pursuant to its terms, the Beacon Contract requires the provision of certain administrative services by HMO to CWIPA, namely the credentialing of CWIPA Physicians, utilization management functions, and claims processing; and

         WHEREAS, HMO and CWIPA desire to amend the Beacon Contract to require that upon the request of CWIPA, HMO may delegate certain of these administrative services to CWIPA, and CWIPA many accept such delegation.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained and for other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree to amend the Beacon Contract as follows:

                                   ARTICLE I
DEFINITIONS

         All defined terms as used in this Agreement, shall have the meanings specified in the Beacon Contract, unless otherwise defined herein.

                                   ARTICLE II
                     DELEGATION OF CREDENTIALING FUNCITONS

         Upon the request of CWIPA, HMO may delegate credentialing responsibilities to CWIPA pursuant to a separate written agreement and provisions of Article IV hereof, provided that CWIPA can demonstrate to the satisfaction of HMO that CWIPA's credentialing criteria, policies, and procedures are in full compliance with HMO's credentialing standards and guidelines recommended by the National Committee for Quality Assurance ("NCQA") or such other accreditation organization which has accredited HMO in accordance with Rule 59A-12. 0072, Fla. Admin. Code or any successor regulation and the requirements imposed by Florida and federal laws and regulations governing HMOs, as amended, from time to time, and such delegation is not otherwise prohibited or inconsistent with state or federal laws and regulations. If HMO delegates credentialing responsibilities to CWIPA, CWIPA shall provide to HMO a copy of any proposed revision to or amendment of its credentialing criteria or procedures prior to the effective date of any such revision or amendment. any such revision shall be subject to HMO's approval as it relates to CWIPA Members under this Agreement. Furthermore, CWIPA shall permit HMO to conduct periodic audits of CWIPA's credentialing activities to ensure that CWIPA reasonably and consistently applies its credentialing criteria in the manner reasonably required by CWIPA's credentialing procedures. Upon the execution of a delegation agreement with respect to credentialing, and adjustment (reduction) shall be made to HMO's administrative retention percentage pursuant to Article IV hereof, to reflect the reduction in HMO's administrative duties under this Agreement, upon such terms as may be mutually agreeable to the parties. If the parties cannot reach agreement on these terms or on the amount of such reduction, CWIPA may decline to accept the delegation of credentialing functions, which shall then continue as HMO's responsibility. Any delegation of services made hereunder shall be subject to reasonable oversight and control by HMO in accordance with applicable state and federal laws and regulations and the accreditation requirements of NCQA or such other accreditation organization that has accredited HMO in accordance with Rule 59A-12.0072, Fla. Admin. Code or any successor regulation. HMO may elect to terminate such delegation upon sixty (60) days prior written notice to CWIPA if HMO reasonably determines that CWIPA is not performing the delegated services in accordance with applicable law, regulations, accreditation standards or HMO's standards.

         HMO shall retain oversight of delegated credentialing activities. Any delegation shall be memorialized in a written document that, among other items, will state HMO's ultimate accountability for these activities. Notwithstanding the formal delegation of credentialing, HMO shall retain the right to approve new providers and sites and to terminate or suspend individual providers and to monitor the effectiveness of CWIPA's credentialing and reappointment or recertification processes annually.

   Upon the execution of a delegation agreement with respect to credentialing, an adjustment (reduction), based on fair market value and as set forth in the delegation agreement, shall be made to HMO's administrative retention percentage to reflect the reduction in HMO's administrative duties under this Agreement only, provided, that the following services and obligations are within the scope of obligations delegated to CWIPA or MPO as CWIPA's designee:

         1.0 CWIPA has written policies and procedures for the credentialing process that include the original credentialing, recredentialing, recertification, and/or reappointment of physicians and other licensed independent practitioners who fall under its scope of authority and action.

         2.0 CWIPA's governing body, or the group or individual to whom the governing body has formally delegated the credentialing function, reviews and approves credentialing policies and procedures.

         3.0 CWIPA designates a credentialing committee or other peer review body that makes recommendations regarding credentialing decisions.

         4.0 CWIPA identifies those practitioners who fall under its scope of authority and action, including, at a minimum, all physicians and other licensed independent practitioners listed in CWIPA's literature for CWIPA Members.

         5.0 The initial credentialing process is ongoing and up-to-date. At a minimum, CWIPA obtains and reviews verification of the following from primary sources:

                 5.1 A current valid license to practice;

                 5.2 Clinical privileges at primary hospital;

                 5.3 A valid DEA or CDS certificate, as applicable;

                 5.4 Work history; reviewed and verified (where applicable) in accordance with policies and procedures;

                 5.5 Current, adequate malpractice insurance, in accordance with state law requirements; and

                 5.6 Professional liability claims history.

         6.0  The Applicant completes an application for membership

              6.1 The application includes a statement by the applicant regarding:

                     6.1.1 reasons for any inability to perform the essential functions of the position, with or without accommodation subject to applicable legal requirements such as the Americans With Disabilities Act (ADA);

                     6.1.2 lack of present illegal drug use, subject to applicable legal requirements such as the Americans With Disabilities Act (ADA;

                     6.1.3 history of loss of license and/or felony convictions; and

                     6.1.4 history of loss or limitation of privileges or disciplinary activity.

              6.2 There is an attestation to the correctness/completeness of the application.

         7.0 There is evidence that CWIPA request information on the practitioner from recognized monitoring organizations.

              7.1 CWIPA has requested information from the National Practitioner Data Bank.

              7.2 CWIPA has requested information from the State Board of Medical Examiners or Department of Professional Regulation (if available).

              7.3 CWIPA has reviewed previous sanction activity by Medicare and Medicaid.

         8.0 There is an initial visit to each potential primary care practitioner's office and to the offices of obstetricians/gynecologists and other high-volume specialists (as mutually agreed), and the visit results in documentation of a structured review of the site and of medical record keeping practices (upon implementation), to ensure conformance with CWIPA standards.

         9.0 CWIPA has written policies and procedures for the initial quality assessment of health delivery organizations with which it intends to contract. At a minimum CWIPA must either (a) confirm that the health delivery organization has been reviewed and approved by a recognized accrediting body and is in good standing with state and federal regulatory bodies or (b) if the health delivery organization has not been approved by a recognized accrediting body, CWIPA must develop and implement standards of participation. Health delivery organizations include, but are not limited to, hospitals, home health agencies, nursing homes, and free-standing surgical centers.

         10.0 There is a process for the periodic verification of credentials (recredentialing, reappointment, or recertification) that is ongoing and up-to-date.

              10.1      There is evidence that the process is implemented at
                 least every two (2) years.

              10.2      At a minimum, the recredentialing, recertification, or
                 reappointment process includes verification form primary sources of

                        10.2.1    a valid state license to practice;

                        10.2.2 clinical privileges in good standing at primary hospital;

                        10.2.3    a valid DEA or CDS certificate, as
                                  applicable;

                        10.2.4    Board certification, as applicable;

                        10.2.5 current, adequate malpractice insurance, according to CWIPA's policy, and

                        10.2.6    professional liability claims history.

              10.3      The recredentialing process includes a current
                 statement by the application regarding

                        10.3.1    physical and mental health status; and

                        10.3.2    lack of impairment due to chemical
                                  dependency/substance abuse.

              11.0      There is evidence that CWIPA requested information from
                 recognized monitoring organization.

                        11.1      CWIPA has requested information from the
                           National Practitioner Data Bank.

                        11.2      CWIPA has requested information from the
                           State Board of Medical Examiners or Department of Professional Regulations (if available).

                        11.3      CWIPA has reviewed previous sanction activity
                           by Medicare and Medicaid.

              12.0      The recredentialing, recertification or performance
                 appraisal process also includes review of data from member complaints; results of quality reviews; utilization management; and member satisfaction surveys.

              13.0      The recredentialing process includes an on-site visit
                 to provider offices.

                        13.1      The visit results in documentation of a
                           structured review of the site and of medical record keeping practices to ensure conformance with CWIPA standards.

                        13.2      Offices to be visited included all primary
                           care providers, all obstetricians/gynecologists, and high-volume specialists.

              14.0      CWIPA has policies and procedures for reducing,
                 suspending, or terminating practitioner privileges.

                        14.1      There is a mechanism for, and evidence of
                           implementation of procedures for, reporting to appropriate authorities serious quality deficiencies resulting in suspension or termination.

                        14.2      There is an appeal process for instances in
                           which CWIPA chooses to reduce, suspend, or terminate a practitioner's privileges with CWIPA. CWIPA affirmatively makes known to the practitioner the procedure by which to appeal an adverse determination.

                                  ARTICLE III
                 DELEGATION OF UTILIZATION MANAGEMENT FUNCTIONS


              Upon the request of CWIPA, HMO may delegate utilization management duties and responsibilities ("UM") to CWIPA, pursuant to the provisions of Article IV hereof, provided CWIPA can demonstrate to the reasonable satisfaction of HMO that CWIPA's UM criteria and procedures comply with the UM standards and guidelines recommended by the NCQA or such other accreditation organization which has accredited HMO in accordance with Rule 59A-12.0072, Fla. Admin. Code or any successor regulation and the requirements imposed by Florida and federal laws and regulations and the requirements imposed by Florida and federal laws and regulations governing health maintenance organizations, as amended from time to time and in accordance with the performance standards and criteria of HMO, and such delegation is not otherwise prohibited or inconsistent with state or federal laws and regulations. HMO shall have the right to audit CWIPA's performance of UM from time to time, upon reasonable notice and request. Upon the execution of a delegation agreement with respect to utilization management functions, and adjustment (reduction) shall be made to HMO's administrative retention premium pursuant to Article IV hereof, to reflect the reduction in HMO's administrative duties under this Agreement, upon such terms as may be mutually agreeable to the parties. If the parties cannot reach agreement on these terms or on the amount of such reduction, CWIPA may decline to accept the delegation of utilization management functions, which shall then continue as HMO's responsibility. Any delegation of services made hereunder shall be subject to HMO's reasonable oversight and control in accordance with applicable state and federal laws and regulations and the accreditation requirements of the NCQA, or such other accreditation organization which has accredited HMO in accordance with Rule 59A-12.0072, Fla. Admin. Code or any successor regulation. HMO may elect to terminate such delegation upon sixty (60) days prior written notice to CWIPA if HMO reasonably determines that CWIPA is not performing the delegated services in accordance with applicable law, regulations, accreditation standards or HMO's standards.

              With respect to any delegation of UM, HMO shall retain oversight of the delegated activities. The delegation shall be memorialized in this written document that among other items which state the delegate's accountability for these activities, the frequency of reporting to HMO, and the process by which the delegation will the evaluated.

              Upon the execution of a delegation agreement with respect to utilization management, the adjustment (reduction), based on fair market value and as set forth in the delegation agreement, shall be made to HMO's administrative duties under this Agreement only, provided, that (i) the UM program description includes, at a minimum, policies and procedures to evaluate medical necessity, criteria used, information sources, and the process used to review and approve the provision of medical services, and (ii) there is a mechanism for updating the UM program description on a periodic basis. The adjustment (reduction) in HMO's administrative retention percentage shall be upon such terms as may be mutually agreeable to the parties. If the parties cannot reach agreement on these terms, CWIPA may decline to accept the delegation of utilization management services.

              If the delegated UM program includes pre-authorization and concurrent review program, then the following shall apply:

              2.0 Where procedures are used for pre-authorization and concurrent review, qualified medical professionals supervise review decisions.

                        2.1 A physician conducts a review for medical appropriateness on any denial; and

                        2.2 CWIPA utilizes, as needed, physician consultants from appropriate specialty areas of medicine and surgery, who are certified by one of the American Board of Medical Specialties.

              3.0 There is a set of written utilization review decision protocols that is based on reasonable medical evidence.

                        3.1 Criteria for appropriateness of medical services are clearly documented and available, upon request, to participating physicians.

                        3.2 There is a mechanism for checking the consistency of application of criteria across reviewers.

                        3.3 There is a mechanism for updating review criteria periodically.

              4.0 Efforts are made to obtain all necessary information, including pertinent clinical information, and consultation with the treating physician, as appropriate.

              5.0 Decisions are made in a timely manner, depending on the emergency of the situation.

              6.0 Reasons for denial are clearly documented and available to the Member. Notification of a denial includes appeal process information.

              7.0 CWIPA has policies and procedures in place to evaluate the appropriate use of new medical technologies or new applications of established technologies, including medical procedures, drugs, and devices.

                        7.1 Appropriate professionals participate in the development of technology evaluation criteria.

                        7.2 Criteria include review of information from appropriate government regulatory bodies and unpublished scientific evidence.

                        7.3 Criteria are used effectively to assess new technologies and new applications of existing technologies.

              8.0 There are mechanisms to evaluate the effects of the program using member satisfaction data, provider satisfaction data, and/or other appropriate means.

                                   ARTICLE IV
                        DELEGATION OF CLAIMS PROCESSING

         Upon the request of CWIPA, HMO may delegate claims processing to CWIPA provided that CWIPA can demonstrate to the reasonable satisfaction of HMO that CWIPA's claims processing procedures comply with applicable requirements and accreditation standards imposed by Florida and federal laws and regulations governing health maintenance organizations, as amended from time to time, and in accordance with the performance standards and criteria of HMO, and such delegation is not otherwise prohibited or inconsistent with state or federal laws and regulations governing HMO and its operations. HMO shall have the right to audit CWIPA's performance of claims processing from time to time. HMO may elect to terminate such delegation upon sixty (60) calendar days prior written notice to CWIPA in the event HMO reasonably determines that CWIPA is not performing the delegated services in accordance with applicable law, regulations, accreditation standards or HMO's standards. Upon notice, CWIPA shall have sixty (60) days to cure any deficiencies. HMO may elect to terminate such delegation immediately, if allowed by applicable law, upon HMO's reasonable determination that CWIPA has routinely failed to pay provider claims within the regular course of business.





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
BEACON HEALTH PLANS, INC.;                         COMPLETE WELLNESS INDEPENDENT
                                                   PHYSICIAN ASSOCIATION OF FLORIDA, INC.
a Florida corporation                              a Florida corporation

By:                                                By:
   ----------------------------                       -----------------------------

As its:                                            As its:
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